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                                                                     Exhibit 3.3

                                     BYLAWS
                                       OF
                      INTEGRATED INFORMATION SYSTEMS, INC.

                               (the "Corporation")

                I. REFERENCES TO CERTAIN TERMS AND CONSTRUCTION

         1.01. Certain References. Any reference herein made to law will be deemed to refer to the law of the State of Delaware, including any applicable provision of the Delaware General Corporation Law, or any successor statute, as from time to time amended and in effect (sometimes referred to herein as the "DGCL"). Any reference herein made to the corporation's Articles will be deemed to refer to its Articles of Incorporation and all amendments thereto as at any given time on file with the Delaware Secretary of State.

         1.02. Seniority. The law and the Articles (in that order of precedence) will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and such Articles (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

         1.03. Computation of Time. The time during which an act is required to be done, including the time for the giving of any required notice herein, shall be computed by excluding the first day or hour, as the case may be, and including the last day or hour.

                                  II. OFFICES

         2.01. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         2.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors or the officers may from time to time determine.

                               III. SHAREHOLDERS

         3.01. Annual Shareholder Meeting. The annual meeting of the shareholders shall be held on the date in each year and at such time and place, either within or without the State of Delaware, as shall be fixed by the Board of Directors or, in the absence of action by the Board, as set forth in the notice given or waiver signed with respect to such meeting pursuant to Section
3.03 below, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If any annual meeting is for any reason not held on the date determined as aforesaid, a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings may be conducted.
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         3.02. Special Shareholder Meetings. Special meetings of the shareholders may be held whenever and wherever, either within or without the State of Delaware, called for by or at the direction of the Chairman of the Board, the President, or the Board of Directors. A special meeting of shareholders shall also be called by the President or the Secretary at the earliest time requested and allowable under Delaware law at the written request of the holder or holders of not less than fifty percent (50%) of the outstanding common stock issued or common stock issuable upon conversion of all outstanding Series A and Series B Preferred Stock or Series C Preferred Stock. Any such written request by such shareholders shall state the purpose or purposes of the proposed meeting, and business to be transacted at any such meeting shall be confined to the purposes stated in the notice thereof and to such additional matters as the chairman of the meeting may rule to be germane to such purposes.

         3.03. Notice of Shareholders Meetings.

               (a) Required Notice. Notice stating the place, day and hour of any annual or special shareholders meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the person or persons calling the meeting, to each shareholder entitled to vote at such meeting and to any other shareholder entitled to receive notice of the meeting by law or the Articles. Notices to shareholders shall be given in accordance with, and shall be deemed to be effective at the time and in the manner described in, DGCL Section 222. If no designation is made of the place at which an annual or special meeting will be held in the notice for such meeting, the place of the meeting will be at the principal place of business of the corporation.

               (b) Adjourned Meeting. If any shareholders meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place are announced at the meeting before adjournment. But if a new record date for the adjourned meeting is fixed or must be fixed in accordance with law or these Bylaws, then notice of the adjourned meeting shall be given to those persons who are shareholders as of the new record date and who are entitled to such notice pursuant to Section 3.03(a) above.

               (c) Waiver of Notice. Any shareholder may waive notice of a meeting (or any notice of any other action required to be given by the DGCL, the Corporation's Articles, or these Bylaws), at any time before, during, or after the meeting or other action, by a writing signed by the shareholder entitled to the notice. Each such waiver shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Under certain circumstances, a shareholder's attendance at a meeting may constitute a waiver of notice, unless the shareholder takes certain actions to preserve his/her objections as described in the DGCL.

               (d) Contents of Notice. The notice of each special shareholders meeting shall include a description of the purpose or purposes for which the meeting is called. Except

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as required by law or the Corporation's Articles, the notice of an annual shareholders meeting need not include a description of the purpose or purposes for which the meeting is called.

         3.04. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the Board of Directors, the record date for the determination of shareholders shall be as provided in the DGCL.

         When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

         3.05. Shareholder List. The Corporation shall make a complete record of the shareholders entitled to notice of each meeting of shareholders thereof, arranged in alphabetical order, listing the address and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. The shareholder list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the Corporation's principal office or at another place identified in the meeting notice in the city where the meeting is to be held. Failure to comply with this section shall not affect the validity of any action taken at the meeting.

         3.06. Shareholder Quorum and Voting Requirements.

               (a) If the Articles or the DGCL Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

               (b) If the Articles or the DGCL provide for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.

               (c) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles or the DGCL provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

               (d) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.



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               (e) If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles or the DGCL require a greater number of affirmative votes.

               (f) Voting will be by ballot on any question as to which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

         3.07. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy duly executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. Such proxy shall comply with law and shall be filed with the Secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. The burden of proving the validity of any undated, irrevocable, or otherwise contested proxy at a meeting of the shareholders will rest with the person seeking to exercise the same. A facsimile appearing to have been transmitted by a shareholder or by such shareholder's duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

         3.08. Voting of Shares. Unless otherwise provided in the Articles or the DGCL, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

         3.09. Voting for Directors. Unless otherwise provided in the Articles, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present at the time of such vote.

         3.10. Election Inspectors. The Board of Directors, in advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity, and effect of proxies, the credentials of persons purporting to be shareholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; will receive and count votes, ballots, and consents and announce the results thereof; will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation.



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         3.11. Organization and Conduct of Meetings. Each meeting of the shareholders will be called to order and thereafter chaired by the Chairman of the Board of Directors if there is one, or, if not, or if the Chairman of the Board is absent or so requests, then by the President, or if both the Chairman of the Board and the President are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the Board of Directors. The corporation's Secretary or in his or her absence, an Assistant Secretary will act as secretary of each meeting of the shareholders. If neither the Secretary nor an Assistant Secretary is in attendance, the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his or her part, the chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, to determine the order of business to be conducted at such meeting, and to establish reasonable rules for expediting the business of the meeting and preserving the orderly conduct thereof (including any informal, or question and answer portions thereof).

         3.12. Shareholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification of the shareholders at a duly constituted meeting of the shareholders. Except as otherwise required by law, if any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the corporation and all of its shareholders as it would be if it were the act of its shareholders.

         3.13. Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

         3.14. Shareholder Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one (1) or more consents in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof. The consents shall be delivered to the corporation for inclusion in the minutes or filing with the corporate record. Action taken by consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date, except that if, by law, the action to be taken requires that notice be given to shareholders who are not entitled to vote on the matter, the effective date shall not be prior to ten (10) days after the corporation shall give such shareholders written notice of the proposed action, which notice shall contain or be



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accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

                             IV. BOARD OF DIRECTORS

         4.01. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

         4.02. Number, Tenure, and Qualification of Directors. Unless otherwise provided in the Articles, the authorized number of directors shall be not less than five (5) nor more than seven (7). The number of directors in office from time to time shall be within the limits specified above, as prescribed from time to time by resolution adopted by the shareholders, which resolution shall, with respect to the parties thereto, be adopted in accordance with that certain Amended and Restated Stockholders Agreement dated as of January 13, 2000, as amended (a copy of which is on file with the Secretary of the Corporation) or, upon termination of such Stockholders Agreement, by resolution adopted by the Board of Directors or as otherwise set forth in the Articles of Incorporation. The directors will regularly be elected at each annual meeting of the shareholders, but directors may be elected at any other meeting of the shareholders. Each director shall hold office until the annual meeting of shareholders following his/her election, subject to his/her earlier resignation or removal. However, if a director's term expires, he/she shall continue to serve until his/her successor shall have been elected and qualified, until his/her resignation or removal, or until there is a decrease in the number of directors. Unless required by the Articles, directors do not need to be residents of the State of Delaware or shareholders of the Corporation.

         4.03. Regular Meetings of the Board of Directors. A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders meeting or at such other place as the directors elected at the shareholders meeting may have been informed of at or prior to the time of their election. Regular meetings shall be held at least once during each of the corporation's fiscal quarters at such place and at such time as the Board of Directors may determine.

         4.04. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be held whenever and wherever called for by any member of the Board of Directors and shall be held when called at the earliest time permitted by applicable law.

         4.05. Notice of, and Waiver of Notice for, Directors Meetings. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place of any special directors meeting shall be given at least 48 hours prior thereto. Notice shall be given in accordance with and shall be deemed to be effective at the time and in the manner described in the DGCL. Any director may waive notice of any meeting and any adjournment thereof at any


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time before, during, or after it is held. Except as provided in the next sentence below, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at or participation of a director in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his/her arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

         4.06. Director Quorum. A majority of the number of directors prescribed according to Section 4.02 above, or if no number is so prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles require a greater number.

         4.07. Directors, Manner of Acting.

               (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors unless the Articles require a greater percentage.

               (b) Unless the Articles provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting, in which case, any required notice of the meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. A director participating in a meeting by this means is deemed to be present in person at the meeting.

               (c) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (2) his/her dissent or abstention from the action taken is entered in the minutes of the meeting; or
(3) he/she delivers written notice of his/her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation before 5:00 p.m. on the next business day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         4.08. Director Action Without a Meeting. Unless the Articles provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Board of Directors as evidenced by one (1) or more written consents describing the action taken, signed by each director and filed with the minutes or corporate records. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.


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A signed consent has the effect of a meeting vote and may be described as such in any document.

         4.09. Removal of Directors by Shareholders. The shareholders may remove one (1) or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a shareholder vote to remove him. If less than the entire Board of Directors is to be removed, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal.

         4.10. Board of Director Vacancies.

               (a) Unless the Articles otherwise provide, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, such vacancy shall be filled by an affirmative vote of the majority of the stockholders and shall be filled in accordance with, as to the shareholder parties thereto, the terms of the Articles and the Stockholders Agreement dated as April 12 , 1999 (a copy of which is on file with the Secretary), as amended, or, at such time as the Stockholders Agreement terminates, vacancies shall be filled in the manner prescribed by law.

               (b) If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

               (c) A vacancy that will occur at a specific later date (by reason of resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

               (d) The term of a director elected to fill a vacancy expires at the next shareholders meeting at which directors are elected.

         4.11. Director Compensation. Unless otherwise provided in the Articles by resolution of the Board of Directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or both. No such payment shall preclude any director from serving the Corporation in any capacity and receiving compensation therefor.

         4.12. Director Committees.

               (a) Creation of Committees. Unless the Articles provide otherwise, the Board of Directors may create one (1) or more committees and appoint members of the Board


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of Directors to serve on them. Each committee shall have one (1) or more members, who serve at the pleasure of the Board of Directors.

               (b) Selection of Members. The creation of a committee and appointment of members to it shall be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the Articles to take such action.

               (c) Required Procedures. Sections 4.03 through 4.08 of this
Article IV, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members.

               (d) Authority. Unless limited by the Articles, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee, provided, however, that a committee may not: (1) authorize distributions; (2) approve or propose to shareholders action that requires shareholder approval under the DGCL; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles without shareholder action as provided by law; (5) adopt, amend or repeal these Bylaws;
(6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors; or (9) fix the compensation of directors for serving on the Board of Directors or any committee of the Board of Directors.

         4.13. Director Resignations. Any director or committee member may resign from his or her office at any time by written notice delivered to the Board of Directors, the Chairman of the Board, or the corporation at its known place of business. Any such resignation will be effective upon its receipt unless some later time is therein fixed, and then from that time. The acceptance of a resignation will not be required to make it effective.

                                  V. OFFICERS

         5.01. Number of Officers. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including any Vice Presidents, may be appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one (1) or more other officers or assistant officers. The same individual may simultaneously hold more than one (1) office in the Corporation.

         5.02. Appointment and Term of Office. The officers of the Corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. The designation of a specified term grants to the officer no contract rights, and the Board of


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Directors can remove the officer at any time prior to the termination of such term. If no term is specified, an officer of the Corporation shall hold office until he or she resigns, dies, or until he or she is removed in the manner provided by law or in Section 5.03 of this Article V. The regular election or appointment of officers will take place at each annual meeting of the Board of Directors, but elections of officers may be held at any other meeting of the Board.

         5.03. Resignation and Removal of Officers. An officer may resign at any time by delivering written notice to the corporation at its known place of business. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or event. Any officer may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer shall not of itself create contract rights.

         5.04. Duties of Officers. Officers of the Corporation shall have authority to perform such duties as may be prescribed from time to time by law, in these Bylaws, or by the Board of Directors, the President, or the superior officer of any such officer. Each officer of the Corporation (in the order designated herein or by the Board) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer's absence, death, or disability.

         5.05. Bonds and Other Requirements. The Board of Directors may require any officer to give bond to the corporation (with sufficient surety and conditioned for the faithful performance of the duties of his or her office) and to comply with such other conditions as may from time to time be required of him or her by the Board of Directors.

         5.06. President. Unless otherwise specified by resolution of the Board of Directors, the President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation and the performance by all of its other officers of their respective duties and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall, when present, and in the absence of a Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. The President will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The President may represent the corporation at any meeting of the shareholders or members of any other corporation, association, partnership, joint venture, or other entity in which the corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.



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         5.07. The Vice-President. If appointed, in the absence of the President or in the event of his/her death or disability, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice-President or in the event of the death or disability of all Vice-Presidents, then the Treasurer shall perform such duties of the President in the event of his or her absence, death, or disability. Each Vice-President will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. Any Vice-President may represent the corporation at any meeting of the shareholders or members of any other corporation, association, partnership, joint venture, or other entity in which the corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons. A Vice-President shall perform such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

         5.08. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors and any committee of the Board of Directors and all unanimous written consents of the shareholders, Board of Directors, and any committee of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary will be a proper officer to take charge of the corporation's stock transfer books and to compile the voting record pursuant to Section 3.05 above, and to impress the corporation's seal, if any, on any instrument signed by the President, any Vice President, or any other duly authorized person, and to attest to the same. In the absence of the Secretary, a secretary pro tempore may be chosen by the directors or shareholders as appropriate to perform the duties of the Secretary.

         5.09. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such


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
moneys in the name of the corporation in such bank, trust companies, or other depositories as shall be selected by the Board of Directors or any proper officer; (c) keep full and accurate accounts of receipts and disbursements in books and records of the corporation; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. The Treasurer will render to the President, the directors, and the shareholders at proper times an account of all his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall be responsible for preparing and filing such financial reports, financial statements, and returns as may be required by law.

         5.10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and the Assistant Treasurers, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         5.11. Chairman of the Board. The Board of Directors may elect a Chairman to serve as a general executive officer of the corporation, and, if specifically designated as such by the Board of Directors, as the chief executive officer of the corporation. If elected, the Chairman will preside at all meetings of the Board of Directors and be vested with such other powers and duties as the Board of Directors may from time to time delegate to him or her.

         5.12. Salaries. The salaries of the officers of the corporation may be fixed from time to time by the Board of Directors or (except as to the President's own) left to the discretion of the President. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation.

         5.13. Additional Appointments. In addition to the officers contemplated in this Article V, the Board of Directors may appoint other agents of the corporation with such authority to perform such duties as may be prescribed from time to time by the Board of Directors.

                 VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.01. Certificates for Shares.

               (a) Content. Certificates representing shares of the Corporation shall, at a minimum, state on their face the name of the issuing corporation and that it is formed under the laws of the State of Delaware, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Such certificates shall be signed (either manually or by facsimile to the extent allowable by law) by one or more officers of the corporation, as determined by the Board of Directors, or, if no such determination is made, by any of the Chairman of the Board (if any), the President, any


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
Vice-President, the Secretary, or the Treasurer of the Corporation, and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified and will exhibit such information as may be required by law. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates or ceases to be the transfer agent or registrar of the Corporation, they may still be issued by the Corporation and countersigned, registered, issued, and delivered by the Corporation's transfer agent and/or registrar thereafter, as though such person had continued to hold the office indicated on such certificate.

               (b) Legend as to Class or Series. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish a shareholder this information on request in writing and without charge.

               (c) Shareholder List. The name and address of the person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

               (d) Lost Certificates. In the event of the loss, theft, or destruction of any certificate representing shares of the Corporation or of any predecessor Corporation, the Corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the registered owner of the shares represented thereby; provided that such owner shall have submitted such evidence showing the circumstances of the alleged loss, theft, or destruction, and his, her, or its ownership of the certificate, as the corporation considers satisfactory, together with any other facts that the corporation considers pertinent; and further provided that, if so required by the corporation, the owner shall provide a bond or other indemnity in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable).

         6.02. Registration of the Transfer of Shares. Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the corporation will be entitled to treat the registered owner of any share of the capital stock of the corporation as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable, or other


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
claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

         6.03. Shares Without Certificates. The Board of Directors may authorize the issuance of uncertificated shares by the Corporation and may prescribe procedures for the issuance and registration of transfer thereof and with respect to such other matters as the Board of Directors shall deem necessary or appropriate.

                              VII. INDEMNIFICATION

         7.01. Indemnification and Insurance.

               (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director or officer of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by applicable law, including without limitation DGCL Section 145, as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) of this Section 7.01, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within 60 days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, the payment of such expenses in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Bylaw or otherwise.

               (b) To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law and unless otherwise ordered by a court, with respect to the claimant's entitlement thereto shall be made as follows: (i) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) if there are no Disinterested Directors or, if the Disinterested Directors so direct, by Independent Counsel (as herein defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) by any other means permitted under applicable law. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors.

               (c) If a claim under paragraph (a) of this Section 7.01 is not paid in full by the Corporation within 90 days after a written claim pursuant to paragraph (b) of this Section 7.01 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under applicable law for the corporation to indemnity the claimant for the amount claimed.

               (d) If a determination shall have been made pursuant to paragraph
(b) of this Section 7.01 that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Section 7.01.

               (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

               (f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law or otherwise.

               (g) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

               (h) If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Bylaw (including, without limitation. each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

               (i) For purposes of this Bylaw:

                   1. "Disinterested Director" means a director of the Corporation who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

                   2. "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of Delaware corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant's rights under this Bylaw.

         7.02. Notices. Any notice, request or other communication required or permitted to be given to the corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective upon receipt by Corporation.



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
                              VIII. DISTRIBUTIONS

         8.01. Distributions. Subject to such restrictions or requirements as may be imposed by applicable law or the Corporation's Articles or as may otherwise be binding upon the corporation, the Board of Directors may from time to time declare, and the corporation may pay or make, dividends or other distributions to its shareholders.

                               IX. CORPORATE SEAL

         9.01. Corporate Seal. The Board of Directors may provide for a corporate seal of the Corporation that will have inscribed thereon any designation including the name of the Corporation, Delaware as the state of incorporation, the year of incorporation, and the words "Corporate Seal."

                                 X. AMENDMENTS

         10.01. Amendments. The Corporation's Board of Directors may amend or repeal the Corporation's Bylaws unless:

                   (1) the Articles or the DGCL reserve this power exclusively to the shareholders in whole or part; or

                   (2) the shareholders in adopting, amending, or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

               The Corporation's shareholders may amend or repeal the Corporation's Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.








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